Hamilton Reports $400 million of Net Income, 23.5% Growth in Book Value, and Return on Average Equity of 18.3% in 2024

PEMBROKE, Bermuda, February 26, 2025 – Hamilton Insurance Group, Ltd. (NYSE: HG; “Hamilton” or the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2024.

Commenting on the results, Pina Albo, CEO of Hamilton, said:

“2024 was an exceptional year for Hamilton. In our first full year as a public company, our overall financial results were excellent, with strong contributions from both underwriting and investments. Our net income was $400 million, a 55% increase over prior year, and our book value per common share increased 23.5%.

Hamilton’s combined ratio of 91.3%, in a year with significant large loss activity, demonstrated the benefits of our business diversification and our sharp focus on underwriting discipline. We achieved this result while also increasing our gross premiums written by 24%, leaning into favorable market conditions.

Our investment portfolio produced $362 million in total returns, including a standout 16.3% return from the Two Sigma Hamilton Fund.

I am very proud of what we have achieved as a Group and excited about our business prospects going forward. The hard work our team has put in over the past few years and our unique culture have positioned Hamilton exceedingly well for the future.”

Consolidated Highlights – Full Year
•Net income of $400.4 million, or $3.67 per diluted share, an increase of 55% over the full year 2023;
•Return on average equity of 18.3%;
•Gross premiums written of $2.4 billion, an increase of 24.2% compared to the full year 2023;
•Net premiums earned of $1.7 billion, an increase of 31.6% compared to the full year 2023;
•Combined ratio of 91.3%;
•Underwriting income of $149.4 million;
•Net investment income of $361.9 million, comprised of Two Sigma Hamilton Fund returns of $274.5 million, and fixed income, short term and cash and cash equivalents returns of $87.4 million;
•Corporate expenses of $61.1 million, which includes $9.2 million of compensation costs related to the Value Appreciation Pool;
•Book value per share of $22.95, an increase of 23.5% compared to December 31, 2023; and
•Repurchased common shares of $137.6 million in 2024.

Consolidated Highlights – Fourth Quarter
•Net income of $33.9 million, or $0.32 per diluted share;
•Annualized return on average equity of 5.8%;
•Gross premiums written of $543.9 million, an increase of 25.4% compared to the fourth quarter of 2023;
•Net premiums earned of $481.9 million, an increase of 31.6% compared to the fourth quarter of 2023;
•Combined ratio of 95.4%;
•Underwriting income of $22.4 million;
•Net investment income of $35.7 million, comprised of Two Sigma Hamilton Fund returns of $67.0 million, and a fixed income, short term, cash and cash equivalent loss of $31.3 million;
•Corporate expenses of $19.3 million, which includes $1.7 million of compensation costs related to the Value Appreciation Pool; and
•Repurchased common shares of $18.1 million in the fourth quarter.

Consolidated Underwriting Results – Fourth Quarter

	For the Three Months Ended
($ in thousands, except for per share amounts and percentages)	December 31, 2024	December 31, 2023	Change
Gross premiums written	$543,937	$433,791	$110,146
Net premiums written	453,326	363,666	89,660
Net premiums earned	481,867	366,135	115,732
Underwriting income (loss)	$22,444	$36,028	$(13,584)
Combined ratio	95.4%	90.2%	5.2 pts

Net income (loss) attributable to common shareholders	$33,920	$126,865	$(92,945)
Income (loss) per share attributable to common shareholders - diluted	$0.32	$1.15
Book value per common share	$22.95	$18.58

Return on average common equity - annualized	5.8%	26.4%

	For the Three Months Ended
Key Ratios	December 31, 2024	December 31, 2023	Change
Attritional loss ratio - current year	51.2%	53.2%	(2.0	pts)
Attritional loss ratio - prior year	(1.3%)	(1.7%)	0.4	pts
Catastrophe loss ratio - current year	11.9%	1.9%	10.0	pts
Catastrophe loss ratio - prior year	(1.7%)	(0.1%)	(1.6	pts)
Loss and loss adjustment expense ratio	60.1%	53.3%	6.8	pts
Acquisition cost ratio	22.0%	24.2%	(2.2	pts)
Other underwriting expense ratio	13.3%	12.7%	0.6	pts
Combined ratio	95.4%	90.2%	5.2	pts

•Gross premiums written increased by $110.1 million, or 25.4%, to $543.9 million with an increase of $77.0 million, or 28.2%, in the International Segment, and $33.1 million, or 20.7%, in the Bermuda Segment.
•Net premiums written increased by $89.7 million, or 24.7%, to $453.3 million with an increase of $65.4 million, or 30.2%, in the International Segment, and $24.2 million, or 16.5%, in the Bermuda Segment.
•Net premiums earned increased by $115.7 million, or 31.6%, to $481.9 million with an increase of $50.5 million, or 25.4%, in the International Segment, and $65.2 million, or 39.0%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 51.2%. The decrease of 2.0 points compared to the same period in 2023, was primarily driven by the absence of large losses in the current quarter.
•Net favorable attritional prior year reserve development, net of reinsurance, was $6.3 million, primarily driven by favorable development in property classes, partially offset by modest unfavorable development in casualty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $49.1 million, driven by Hurricane Milton ($37.8 million), Hurricane Helene ($18.7 million), and the Calgary hailstorms ($0.6 million), partially offset by favorable prior year development ($8.0 million).

•The acquisition cost ratio decreased by 2.2 points compared to the same period in 2023, primarily driven by reduced profit commissions and higher ceding commission income.
•The other underwriting expense ratio increased modestly by 0.6 points compared to the same period in 2023, primarily driven by reduced performance based management fees, partially offset by an increase in net premiums earned.

International Segment Underwriting Results – Fourth Quarter

International Segment	For the Three Months Ended
($ in thousands, except for percentages)	December 31, 2024	December 31, 2023	Change
Gross premiums written	$350,479	$273,472	$77,007
Net premiums written	282,161	216,712	65,449
Net premiums earned	249,234	198,725	50,509
Underwriting income (loss)	$9,263	$1,867	$7,396

Key Ratios
Attritional loss ratio - current year	50.8%	54.5%	(3.7	pts)
Attritional loss ratio - prior year	(2.1%)	(1.4%)	(0.7	pts)
Catastrophe loss ratio - current year	7.8%	0.0%	7.8	pts
Catastrophe loss ratio - prior year	(0.8%)	0.4%	(1.2	pts)
Loss and loss adjustment expense ratio	55.7%	53.5%	2.2	pts
Acquisition cost ratio	22.6%	27.7%	(5.1	pts)
Other underwriting expense ratio	18.0%	17.9%	0.1	pts
Combined ratio	96.3%	99.1%	(2.8	pts)

•Gross premiums written increased by $77.0 million, or 28.2%, to $350.5 million, primarily driven by growth in both new and existing business and improved pricing in casualty, specialty and property insurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 50.8%. The decrease of 3.7 points compared to the same period in 2023, was primarily due to the absence of large losses in the current quarter.
•Net favorable attritional prior year reserve development, net of reinsurance, was $5.3 million primarily driven by favorable development in property classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $17.6 million, driven by Hurricane Milton, and Hurricane Helene, partially offset by favorable prior year development.
•The acquisition cost ratio decreased by 5.1 points compared to the same period in 2023, primarily driven by reduced profit commissions and higher ceding commission income.
•The other underwriting expense ratio increased by 0.1 points compared to the same period in 2023.

Bermuda Segment Underwriting Results – Fourth Quarter

Bermuda Segment	For the Three Months Ended
($ in thousands, except for percentages)	December 31, 2024	December 31, 2023	Change
Gross premiums written	$193,458	$160,319	$33,139
Net premiums written	171,165	146,954	24,211
Net premiums earned	232,633	167,410	65,223
Underwriting income (loss)	$13,181	$34,161	$(20,980)

Key Ratios
Attritional loss ratio - current year	51.7%	51.8%	(0.1	pts)
Attritional loss ratio - prior year	(0.4%)	(2.2%)	1.8	pts
Catastrophe loss ratio - current year	16.1%	4.1%	12.0	pts
Catastrophe loss ratio - prior year	(2.6%)	(0.7%)	(1.9	pts)
Loss and loss adjustment expense ratio	64.8%	53.0%	11.8	pts
Acquisition cost ratio	21.3%	20.1%	1.2	pts
Other underwriting expense ratio	8.2%	6.5%	1.7	pts
Combined ratio	94.3%	79.6%	14.7	pts

•Gross premiums written increased by $33.1 million, or 20.7%, to $193.5 million, primarily driven by new business, increased participations and a strong rate environment in our casualty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 51.7%, a decrease of 0.1 points compared to the same period in 2023.
•Net favorable attritional prior year reserve development, net of reinsurance, was $1.0 million.
•Catastrophe losses (current and prior year), net of reinsurance, were $31.5 million, primarily driven by Hurricane Milton, Hurricane Helene, and the Calgary hailstorms, partially offset by favorable prior year development.
•The acquisition cost ratio increased by 1.2 points compared to the same period in 2023, primarily driven by a change in the mix of business.
•The other underwriting expense ratio increased by 1.7 points compared to the same period in 2023, primarily driven by reduced performance based management fees, partially offset by an increase in net premiums earned.

Consolidated Underwriting Results – Full Year

	For the Years Ended
($ in thousands, except for per share amounts and percentages)	December 31, 2024	December 31, 2023	Change
Gross premiums written	$2,422,582	$1,951,038	$471,544
Net premiums written	1,921,169	1,480,438	440,731
Net premiums earned	1,734,729	1,318,533	416,196
Underwriting income (loss)	$149,364	$129,851	$19,513
Combined ratio	91.3%	90.1%	1.2%

Net income (loss) attributable to common shareholders	$400,429	$258,727	$141,702
Income (loss) per share attributable to common shareholders - diluted	$3.67	$2.44
Book value per common share	$22.95	$18.58
Change in book value per share	23.5%	15.1%

Return on average common equity	18.3%	13.9%

	For the Years Ended
Key Ratios	December 31, 2024	December 31, 2023	Change
Attritional loss ratio - current year	53.1%	52.2%	0.9%
Attritional loss ratio - prior year	0.0%	(0.8%)	0.8%
Catastrophe loss ratio - current year	6.3%	3.2%	3.1%
Catastrophe loss ratio - prior year	(1.2%)	(0.4%)	(0.8%)
Loss and loss adjustment expense ratio	58.2%	54.2%	4.0%
Acquisition cost ratio	22.4%	23.4%	(1.0%)
Other underwriting expense ratio	10.7%	12.5%	(1.8%)
Combined ratio	91.3%	90.1%	1.2%

•Gross premiums written increased by $471.5 million, or 24.2%, to $2.4 billion, with an increase of $202.9 million, or 18.4%, in the International Segment, and $268.6 million, or 31.8%, in the Bermuda Segment.
•Net premiums written increased by $440.7 million, or 29.8%, to $1.9 billion, with an increase of $199.2 million, or 25.9%, in the International Segment, and $241.5 million, or 34.0%, in the Bermuda Segment.
•Net premiums earned increased by $416.2 million, or 31.6%, to $1.7 billion, with an increase of $183.4 million, or 26.1%, in the International Segment, and $232.8 million, or 37.8%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 53.1%. The increase of 0.9 points compared to the full year 2023, was primarily driven by losses of $37.9 million, or 2.2 points, arising from the Francis Scott Key Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $0.8 million, primarily driven by unfavorable development in certain casualty classes, including one specific large loss, and specialty classes, including two specific large losses, partially offset by favorable development in property classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $87.6 million, driven by Hurricane Helene ($52.6 million), Hurricane Milton ($37.8 million), the Calgary hailstorms ($12.9 million), and Hurricane Debby ($5.6 million), partially offset by favorable prior year development ($21.3 million).

•The acquisition cost ratio decreased by 1.0 point compared to the full year 2023.
•The other underwriting expense ratio decreased by 1.8 points compared to the full year 2023, primarily driven by an increase in net premiums earned.

International Segment Underwriting Results – Full Year

International Segment	For the Years Ended
($ in thousands, except for percentages)	December 31, 2024	December 31, 2023	Change
Gross premiums written	$1,308,460	$1,105,522	$202,938
Net premiums written	969,605	770,399	199,206
Net premiums earned	886,934	703,508	183,426
Underwriting income (loss)	$39,433	$36,956	$2,477

Key Ratios
Attritional loss ratio - current year	53.5%	53.2%	0.3%
Attritional loss ratio - prior year	(0.4%)	(3.5%)	3.1%
Catastrophe loss ratio - current year	3.9%	1.5%	2.4%
Catastrophe loss ratio - prior year	(0.8%)	0.3%	(1.1%)
Loss and loss adjustment expense ratio	56.2%	51.5%	4.7%
Acquisition cost ratio	24.5%	26.5%	(2.0%)
Other underwriting expense ratio	14.9%	16.7%	(1.8%)
Combined ratio	95.6%	94.7%	0.9%

•Gross premiums written increased by $202.9 million, or 18.4%, to $1.3 billion, primarily driven by growth in both new and existing business and improved pricing in casualty and property insurance classes and specialty reinsurance and insurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 53.5%. The increase of 0.3 points compared to the full year 2023, was primarily driven by losses of $11.8 million, or 1.3 points, arising from the Baltimore Bridge collapse.
•Net favorable attritional prior year reserve development, net of reinsurance, was $3.4 million, primarily driven by favorable development in property classes, partially offset by unfavorable development in specialty insurance classes, including two specific large losses, and casualty insurance classes, including one specific large loss.
•Catastrophe losses (current and prior year), net of reinsurance, were $26.7 million, driven by Hurricane Helene, Hurricane Milton, and Hurricane Debby, partially offset by favorable prior year development.
•The acquisition cost ratio decreased by 2.0 points compared to the full year 2023, primarily driven by reduced profit commissions and higher ceding commission income.
•The other underwriting expense ratio decreased by 1.8 points compared to the full year 2023, primarily driven by an increase in net premiums earned.

Bermuda Segment Underwriting Results – Full Year

Bermuda Segment	For the Years Ended
($ in thousands, except for percentages)	December 31, 2024	December 31, 2023	Change
Gross premiums written	$1,114,122	$845,516	$268,606
Net premiums written	951,564	710,039	241,525
Net premiums earned	847,795	615,025	232,770
Underwriting income (loss)	$109,931	$92,895	$17,036

Key Ratios
Attritional loss ratio - current year	52.7%	51.1%	1.6%
Attritional loss ratio - prior year	0.5%	2.3%	(1.8%)
Catastrophe loss ratio - current year	8.9%	5.1%	3.8%
Catastrophe loss ratio - prior year	(1.7%)	(1.2%)	(0.5%)
Loss and loss adjustment expense ratio	60.4%	57.3%	3.1%
Acquisition cost ratio	20.3%	19.9%	0.4%
Other underwriting expense ratio	6.3%	7.7%	(1.4%)
Combined ratio	87.0%	84.9%	2.1%

•Gross premiums written increased by $268.6 million, or 31.8%, to $1.1 billion, primarily driven by new business, expanded participations and rate increases in casualty, property and specialty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 52.7%. The increase of 1.6 points compared to the same period in 2023, was primarily driven by losses of $26.1 million, or 3.1 points, arising from the Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $4.2 million, primarily driven by a modest increase in casualty classes, partially offset by favorable development in property reinsurance and insurance classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $60.9 million, primarily driven by Hurricane Helene, Hurricane Milton, the Calgary hailstorms, and Hurricane Debby, partially offset by favorable prior year development.
•The acquisition cost ratio increased by 0.4 points compared to the full year 2023 driven by a change in the business mix.
•The other underwriting expense ratio decreased by 1.4 points compared to the full year 2023, primarily driven by an increase in net premiums earned.
Investments and Shareholders’ Equity as of December 31, 2024
•Total invested assets and cash of $4.8 billion compared to $4.0 billion at December 31, 2023.
•Total shareholders’ equity of $2.3 billion compared to $2.0 billion at December 31, 2023.
•Book value per share of $22.95 compared to $18.58 at December 31, 2023, an increase of 23.5%.

Conference Call Details and Additional Information
Conference Call Information

Hamilton will host a conference call to discuss its financial results on Thursday, February 27, 2025, at 9:00 a.m. Eastern Time. The conference call dial-in can be retrieved by completing the registration form available at https://registrations.events/direct/Q4I648370.

A live, audio webcast of the conference call can be accessed through the Investors portal of the Company’s website at investors.hamiltongroup.com, where a replay of the call will also be available shortly following the event.

For access to either the conference call or webcast, please dial in/login a few minutes in advance to complete any necessary registration.

Additional Information

In addition to the information provided in the Company's earnings release, we have also made available supplementary financial information and an investor presentation which may be referred to during the conference call and will be available on the Company’s website at investors.hamiltongroup.com.
About Hamilton Insurance Group, Ltd.

Hamilton is a Bermuda-headquartered specialty insurance and reinsurance company that underwrites risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Select and Hamilton Re, each with dedicated and experienced leadership, provide access to diversified and profitable business around the world.

For more information about Hamilton Insurance Group, visit our website at www.hamiltongroup.com or on LinkedIn at Hamilton.

Consolidated Balance Sheet

($ in thousands, except share information)	December 31, 2024	December 31, 2023
Assets
Fixed maturity investments, at fair value (amortized cost 2024: $2,422,917; 2023: $1,867,499)	$2,377,862	$1,831,268
Short-term investments, at fair value (amortized cost 2024: $495,630; 2023: $427,437)	497,110	428,878
Investments in Two Sigma Funds, at fair value (cost 2024: $805,623; 2023: $770,191)	939,381	851,470
Total investments	3,814,353	3,111,616
Cash and cash equivalents	996,493	794,509
Restricted cash and cash equivalents	104,359	106,351
Premiums receivable	771,707	658,363
Paid losses recoverable	134,406	145,202
Deferred acquisition costs	208,985	156,895
Unpaid losses and loss adjustment expenses recoverable	1,171,040	1,161,077
Receivables for investments sold	74,006	42,419
Prepaid reinsurance	218,921	194,306
Intangible assets	93,121	90,996
Other assets	208,642	209,621
Total assets	$7,796,033	$6,671,355

Liabilities, non-controlling interest, and shareholders' equity
Liabilities
Reserve for losses and loss adjustment expenses	$3,532,491	$3,030,037
Unearned premiums	1,122,277	911,222
Reinsurance balances payable	261,275	272,310
Payables for investments purchased	115,427	66,606
Term loan, net of issuance costs	149,945	149,830
Accounts payable and accrued expenses	185,361	186,887
Payables to related parties	100,420	6,480
Total liabilities	5,467,196	4,623,372

Non-controlling interest – TS Hamilton Fund	128	133

Shareholders’ equity
Common shares:
Class A, authorized (2024: 26,944,807 and 2023: 28,644,807), par value $0.01; issued and outstanding (2024: 17,820,078 and 2023: 28,644,807)	178	286
Class B, authorized (2024: 80,205,911 and 2023: 72,337,352), par value $0.01; issued and outstanding (2024: 64,271,249 and 2023: 56,036,067)	643	560
Class C, authorized (2024: 19,375,670 and 2023: 25,544,229), par value $0.01; issued and outstanding (2024: 19,375,670 and 2023: 25,544,229)	194	255
Additional paid-in capital	1,163,609	1,249,817
Accumulated other comprehensive loss	(4,441)	(4,441)
Retained earnings	1,168,526	801,373
Total shareholders' equity	2,328,709	2,047,850

Total liabilities, non-controlling interest, and shareholders' equity	$7,796,033	$6,671,355

Consolidated Statement of Operations

	Three Months Ended		Years Ended
	December 31,		December 31,
($ in thousands, except per share information)	2024	2023	2024	2023
Revenues
Gross premiums written	$543,937	$433,791	$2,422,582	$1,951,038
Reinsurance premiums ceded	(90,611)	(70,125)	(501,413)	(470,600)
Net premiums written	453,326	363,666	1,921,169	1,480,438

Net change in unearned premiums	28,541	2,469	(186,440)	(161,905)
Net premiums earned	481,867	366,135	1,734,729	1,318,533

Net realized and unrealized gains (losses) on investments	56,556	107,728	511,407	209,610
Net investment income (loss)	19,600	12,737	63,267	30,456
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	76,156	120,465	574,674	240,066

Other income (loss)	5,818	10,792	23,752	18,631
Net foreign exchange gains (losses)	6,652	(2,230)	(3,231)	(6,185)
Total revenues	570,493	495,162	2,329,924	1,571,045

Expenses
Losses and loss adjustment expenses	289,695	195,049	1,010,173	714,603
Acquisition costs	105,872	88,615	388,931	309,148
General and administrative expenses	88,960	101,781	271,124	259,856
Amortization of intangible assets	3,747	2,914	15,520	10,783
Interest expense	5,526	5,428	22,616	21,434
Total expenses	493,800	393,787	1,708,364	1,315,824

Income (loss) before income tax	76,693	101,375	621,560	255,221
Income tax expense (benefit)	2,284	(31,974)	8,402	(25,066)
Net income (loss)	74,409	133,349	613,158	280,287

Net income (loss) attributable to non-controlling interest	40,489	6,484	212,729	21,560

Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$33,920	$126,865	$400,429	$258,727

Per share data
Basic income (loss) per share attributable to common shareholders	$0.33	$1.18	$3.81	$2.47
Diluted income (loss) per share attributable to common shareholders	$0.32	$1.15	$3.67	$2.44

Non-GAAP Financial Measures Reconciliation
We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting income (loss), a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. We believe that non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most comparable GAAP figures are included below.

Underwriting Income (Loss)

We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.

The following table reconciles underwriting income (loss) to net income (loss), the most comparable GAAP financial measure:

	Three Months Ended		Years Ended
	December 31,		December 31,
($ in thousands)	2024	2023	2024	2023
Underwriting income (loss)	$22,444	$36,028	$149,364	$129,851
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	76,156	120,465	574,674	240,066
Other income (loss), excluding third party fee income	—	312	—	397
Net foreign exchange gains (losses)	6,652	(2,230)	(3,231)	(6,185)
Corporate expenses	(19,286)	(44,858)	(61,111)	(76,691)
Amortization of intangible assets	(3,747)	(2,914)	(15,520)	(10,783)
Interest expense	(5,526)	(5,428)	(22,616)	(21,434)
Income tax (expense) benefit	(2,284)	31,974	(8,402)	25,066
Net income (loss), prior to non-controlling interest	$74,409	$133,349	$613,158	$280,287

Third Party Fee Income

Third party fee income includes income that is incremental and/or directly attributable to our underwriting operations. It is primarily comprised of fees earned by the International Segment for management services provided to third party syndicates and consortia and by the Bermuda Segment for performance based management fees generated by our third party capital manager, Ada Capital Management Limited. We believe that this measure is a relevant component of our underwriting income (loss).

The following table reconciles third party fee income to other income, the most comparable GAAP financial measure:

	Three Months Ended		Years Ended
	December 31,		December 31,
($ in thousands)	2024	2023	2024	2023
Third party fee income	$5,818	$10,480	$23,752	$18,234
Other income (loss), excluding third party fee income	—	312	—	397
Other income (loss)	$5,818	$10,792	$23,752	$18,631

Other Underwriting Expenses

Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 9, Segment Reporting, in the audited consolidated financial statements, it is considered a non-GAAP financial measure when presented elsewhere.

Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.

The following table reconciles other underwriting expenses to general and administrative expenses, the most comparable GAAP financial measure:

	Three Months Ended		Years Ended
	December 31,		December 31,
($ in thousands)	2024	2023	2024	2023
Other underwriting expenses	$69,674	$56,923	$210,013	$183,165
Corporate expenses	19,286	44,858	61,111	76,691
General and administrative expenses	$88,960	$101,781	$271,124	$259,856

Other Underwriting Expense Ratio

Other Underwriting Expense Ratio is a measure of the other underwriting expenses (net of third party fee income) incurred by the Company and is expressed as a percentage of net premiums earned.
Loss Ratio

Attritional Loss Ratio – current year is the attritional losses incurred by the company relating to the current year divided by net premiums earned.

Attritional Loss Ratio – prior year development is the attritional losses incurred by the company relating to prior years divided by net premiums earned.

Catastrophe Loss Ratio – current year is the catastrophe losses incurred by the company relating to the current year divided by net premiums earned.

Catastrophe Loss Ratio – prior year development is the catastrophe losses incurred by the company relating to prior years divided by net premiums earned.
Combined Ratio

Combined Ratio is a measure of our underwriting profitability and is expressed as the sum of the loss and loss adjustment expense ratio, acquisition cost ratio and other underwriting expense ratio. A combined ratio under 100% indicates an underwriting profit, while a combined ratio over 100% indicates an underwriting loss.

Special Note Regarding Forward-Looking Statements

This information includes “forward looking statements” pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “target,” “should,” “could,” “would,” “seeks,” “intends,” “plans,” “contemplates,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements appear in a number of places throughout and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained herein. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) and other subsequent periodic reports filed with the Securities and Exchange Commission and the following:

•challenges from competitors, including those arising from industry consolidation and technological advancements;
•unpredictable catastrophic events, global climate change and/or emerging claim and coverage issues;
•our ability, or those of the third parties on which we rely, to ensure reserves are adequate to cover actual losses and to accurately evaluate underwriting risk, models, assessments and/or pricing of risks;
•our ability to defend our intellectual property rights, including our proprietary technology platforms, to comply with our obligations under our license and technology agreements or to license rights to technology or data on reasonable terms;
•the impact of risks associated with human error, fraud, model uncertainties, cybersecurity threats such as cyber-attacks and security breaches and our reliance on third-party information technology systems that can fail or need replacement;
•our ability to secure necessary credit facilities, or additional types of credit, on favorable terms or at all;
•our limited financial and operating flexibility due to the covenants in our existing credit facilities;
•our exposure to the credit risk of the intermediaries on which we rely;
•our failure to pay claims in a timely manner or the need to sell investments under unfavorable conditions to meet liquidity requirements;
•downgrades, potential downgrades or other negative actions by rating agencies;
•our ability to manage risks associated with macroeconomic conditions resulting from geopolitical and global economic events, including current or anticipated military conflicts, public health crises, terrorism, sanctions, rising energy prices, inflation and interest rates and other global events;
•the cyclical nature of the insurance and reinsurance business, which may cause the pricing and terms for our products to decline;
•our results of operations potentially fluctuating significantly from period to period and not being indicative of our long-term prospects;
•our ability to execute our strategy and to modify our business and strategic plan without shareholder approval;
•our dependence on key executives, including the potential loss of Bermudian personnel, and our ability to attract qualified personnel, particularly in very competitive hiring conditions;
•foreign operational risk such as foreign currency risk and political risk;

•our ability to identify and execute opportunities for growth, to complete transactions as planned or realize the anticipated benefits of any acquisitions or other investments;
•our management of alternative reinsurance platforms on behalf of investors in entities managed by Hamilton Strategic Partnerships;
•our inability to control the allocations to, and/or the performance of, the Two Sigma Hamilton Fund, LLC (“TS Hamilton Fund” or “Two Sigma Hamilton Fund”) investment portfolio and our limited ability to withdraw our capital accounts;
•the impact of risks from conflicts of interest among Two Sigma Principals, LLC, Two Sigma Investments, LP (“Two Sigma”) and their respective affiliates affecting our business;
•the historical performance of Two Sigma not being indicative of the future results of the TS Hamilton Fund’s investment portfolio and/or of our future results;
•the impacts of risks associated with our investment strategy, including that such risks are greater than those faced by our competitors;
•our potentially becoming subject to U.S. federal income taxation, Bermuda taxation or other taxes as a result of a change of tax laws or otherwise;
•the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company, or PFIC;
•our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act, or FATCA, provisions;
•our ability to compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations, including accounting practices, and the impact of new interpretations of current laws and regulations;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•significant legal, governmental or regulatory proceedings;
•our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us being restricted by law;
•challenges related to compliance with the applicable laws, rules and regulations related to being a public company, which is expensive and time consuming;
•the limited ability of investors to influence corporate matters due to our multiple class common share structure and the voting provisions of our Bye-laws;
•the risk that anti-takeover provisions in our Bye-laws could discourage, delay, or prevent a change in control, even if the change in control would be beneficial to our shareholders;
•the difficulties investors may face in protecting their interests and serving process or enforcing judgments against us in the United States; and
•our current strategy does not include paying cash dividends on our Class B common shares in the near term.
There may be other factors that could cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K. You should evaluate all forward-looking statements made herein in the context of these risks and uncertainties.

You should read this information completely and with the understanding that actual future results may be materially different from expectations. We caution you that the risks, uncertainties, and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained herein apply only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investor contacts:
Jon Levenson & Darian Niforatos
Investor.Relations@hamiltongroup.com

Media contact:
Kelly Corday Ferris
kelly.ferris@hamiltongroup.com